Exhibit No. 99

News Release

Media Line: 410 470-7433
www.constellation.com

Constellation Energy Generation Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation EnergyControl & Dispatch Group	BGE HOME
Constellation Energy Projects & Services Group	Fellon-McCord & Associates

Media Contacts:	Robert L. Gould
Angelique Rewers
410 470-7433

Investor Contact:	Kevin Hadlock
410 783-3647

Constellation Energy Reports Strong Third Quarter 2006 Earnings

Solid performance driven by growing competitive supply business and continued productivity gains

Company raises 2006 earnings guidance; outlines 2007 and 2008 earnings guidance

Results mark five consecutive years of meeting or exceeding guidance.

BALTIMORE, Oct. 27, 2006 - Constellation Energy (NYSE: CEG) today reported third quarter GAAP earnings of $1.79 per share, compared to $1.03 per share for the same quarter last year. On an adjusted basis, the company earned $1.56 per share, exceeding its guidance range of $1.10 to $1.25 per share and above the $1.08 per share of adjusted earnings in the third quarter last year. Adjusted earnings exclude the impact of special items, certain economic hedges that do not qualify for hedge accounting, and synfuel earnings.

“This past quarter’s results mark a signifcant milestone for Constellation Energy—five years of meeting or exceeding our quarterly earnings guidance,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “This steady performance is a function of a proven business model, crisp execution by management and our employees, and rigorous risk management. Despite the potential for distraction associated with our recently terminated merger with FPL Group, our employees continue to execute and, as a result, we are on track to outperform our business plan for the year.  At the same time, our long-term outlook continues to strengthen.

“In the third quarter, the merchant businesses delivered exceptional results in all areas. The Commodities Group drove strong new business growth in the power business and achieved better-than-expected results in portfolio management and trading, primarily driven by portfolio management.  They also executed new business and added enough to the backlog to exceed the target for full-year origination. NewEnergy’s results showed substantial growth through continued gross margin improvement, driven by improved pricing and lower costs to serve load. The third quarter was also marked by strong new sales volumes and high customer retention rates. The roll off of below-market sales from the fleet and progress toward our productivity initiatives improved results for the generation fleet. Year-to-date, we have realized $39 million in permanent pre-tax savings, which is 98 percent of our full-year productivity target. Baltimore Gas and Electric, our regulated utility, continued to perform in line with expectations,” said Shattuck.

Constellation Energy raised its previous full-year 2006 earnings guidance of $3.35 to $3.65 per share to $3.65 to $3.80 per share, before reflecting the fact that the High Desert Plant will be treated as a discontinued operation because of its upcoming sale. The company also reaffirmed 2007 earnings guidance of $4.40 to $4.65 per share, excluding dilution associated with applying the proceeds of the gas-fired generation plant sales to reduce debt. Including these adjustments, the company modified its earnings guidance to $3.30 to $3.45 per share for 2006 after deducting 34 cents for High Desert, and to $4.30 to $4.65 per share for 2007 after broadening the lower end of the range by $0.10 per share. The company reaffirmed its previous earnings guidance for 2008 of $5.25 to $5.75 per share.

The following tables summarize adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provide a reconciliation to total company reported earnings:

	Three Months Ended September 30,
	2006			2005
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.20	$0.20		$0.24	$0.24
Merchant Energy	1.57	1.34	(1)	0.78	0.84	(2)
Other Nonregulated	0.02	0.02		—	—
Diluted Earnings Per Share from Continuing Operations	1.79	1.56		1.02	1.08

Income from Discontinued Operations Assuming Dilution	—	—		0.01	—
Diluted Earnings Per Share	$1.79	$1.56		$1.03	$1.08

*                    Unaudited.

Prior period amounts reclassified to conform with current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1)             Subtraction of mark-to-market gains on certain non-qualifying hedges of $0.20 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.11 per share.  Addition for workforce reduction costs of $0.07 per share and addition for merger-related costs of $0.01 per share.

(2)             Addition of mark-to market losses on certain non-qualifying hedges of $0.13 per share and addition for workforce reduction costs of $0.01 per share.  Subtraction of earnings from our synthetic fuel processing facilities of $0.08 per share.

	Nine Months Ended September 30,
	2006			2005
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.68	$0.69	(1)	$0.76	$0.76
Merchant Energy	2.21	2.07	(2)	1.57	1.54	(3)
Other Nonregulated	0.04	0.04		0.01	0.01
Diluted Earnings Per Share from Continuing Operations	2.93	2.80		2.34	2.31

Income from Discontinued Operations Assuming Dilution	0.01	—		0.04	—
Diluted Earnings Per Share	$2.94	$2.80		$2.38	$2.31

*                    Unaudited.

Prior period amounts reclassified to conform with current period’s presentation.

GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1)             Addition of merger-related costs of $0.01 per share.

(2)             Subtraction of mark-to-market gains on certain non-qualifying hedges of $0.14 per share and subtraction of earnings from our synthetic fuel processing facilities of $0.12 per share.  Addition for workforce reduction costs of $0.08 per share and addition for merger-related costs of $0.04 per share.

(3)             Subtraction of earnings from our synthetic fuel processing facilities of $0.23 per share.  Addition of mark-to-market losses on certain non-qualifying hedges of $0.19 per share and addition for workforce reduction costs of $0.01 per share.

Baltimore Gas and Electric

Baltimore Gas and Electric Company reported adjusted earnings of 20 cents per share in the third quarter of 2006, consistent with management’s earnings guidance range of 17 to 22 cents per share and down 4 cents per share from the third quarter last year. The year-over-year decrease was due to the return to more normal weather compared to the higher temperatures experienced in the third quarter last year.

Merchant

The Merchant segment’s adjusted earnings were $1.34 per share, above the company’s earnings guidance range of 90 cents to $1.05 per share. Compared to the third quarter last year, the Merchant segment was up 50 cents per share on an adjusted basis. Wholesale competitive supply, driven by the power business and portfolio management and trading, primarily portfolio management, added 34 cents compared to last year. The roll off of below-market sales from the fleet was partially offset by the negative effect of the completion of residential customers’ Competitive Transition Charge obligations; the net of these two items was an additional 17 cents per share.  NewEnergy added 14 cents per share versus the prior year primarily due to improved pricing and lower costs to serve load. The merchant segment also realized an incremental 3 cents per share in productivity gains. These additions to earnings were partially offset by expected costs to support growth.

Other Non-Regulated

Constellation Energy’s other non-regulated businesses reported adjusted earnings of 2 cents per share for the third quarter of 2006, compared to break-even results in the third quarter of 2005.

Financial Statements

The September 2006 financial statements and selected supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations and the impact of certain economic, non-qualifying hedges. The mark-to-market impact of these hedges is significant to reported results, but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Adjusted EPS also excludes synfuel earnings due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of items such as workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is classified as a special item or an economic, non-qualifying hedge to be excluded from adjusted earnings). These non-GAAP measures are also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items, economic, non-qualifying hedges and synfuel results due to the difficulty of doing so. The impact of special items, economic, non-qualifying hedges and synfuel results could be material to our operating results computed in accordance with GAAP.  We note that such information is not in accordance with GAAP and should not be viewed as an alternative to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended Sept. 30, 2006, on or about Nov. 8, 2006.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call Oct. 27, 2006

Constellation Energy will host a conference call at 8:30 a.m. (ET) on Oct. 27, 2006, to review its third quarter results. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (800) 873-9204 (U.S.) or (203) 369-3573 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site

(www.constellation.com). The call will also be recorded and archived on the site and will be available for download as a podcast. The reference to our Web site is an active texted reference but the contents of our Web site are not part of this press release.

Constellation Energy (http://www.constellation.com), a FORTUNE 200 company with 2005 revenues of $17.1 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of more than 100 generating units located throughout the United States, totaling approximately 12,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Addendum — Amounts Excluded From GAAP EPS to Arrive at Adjusted EPS

	Quarter Ended September 30, 2006
			Earnings
	Income/(Expense)		(Loss)
	Pre-tax	After-tax	Impact
	(In millions)		(Per Share)
Nonqualifying Hedges —	$59.2	$35.9	$0.20

Synfuel Earnings —	N/A	$20.1	$0.11

Other special items —
Workforce reduction costs	$(21.7)	$(13.1)	$(0.07)
Merger-related costs	(3.4)	(2.5)	(0.01)
Total other special items	$(25.1)	$(15.6)	$(0.08)

Total amounts excluded to arrive at Adjusted EPS	$34.1	$40.4	$0.23

Non-qualifying Hedges — after-tax gain of $35.9 million, or $0.20 per share

During the quarter ended Sept. 30, 2006, we recognized a $35.9 million after-tax gain related to certain non-qualifying hedges of gas transportation and gas storage, which are economic hedges that do not meet the criteria for hedge accounting under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and thus are required to be marked-to-market. This mark-to-market gain is essentially a timing difference that is expected to be offset as we realize the related accrual contracts in cash in future periods.

Synfuel Earnings — after-tax income of $20.1 million, or $0.11 per share

We have removed the $20.1 million of income generated during the third quarter of 2006 from our results. The following table is a summary of amounts we recorded during the third quarter of 2006 related to our synfuel operations:

Quarter Ended
September 30, 2006
(In millions)
Q306 Loss from Synfuel Operations	$(7.7)
Synfuel Tax Credits - Q306 Production	15.2
Estimated Q306 Tax Credit Phase-out at 42%	(6.4)
Q306 True-up to Reduce Estimated Tax Credit
Phase-out for 1H06 Based on a 68% Assumption at 6/30/06 to 42% at 9/30/06	19.0
Net Income from Synfuels	$20.1

Other Special Items:

Workforce Reduction Costs — after-tax charge of $(13.1) million, or $(0.07) per share

In the third quarter of 2006, we initiated a restructuring of the workforce at our Nine Mile Point and Calvert Cliffs nuclear facilities. In connection with these restructurings, we recorded an after-tax charge of $(11.0) million related to severance and other employee benefits. In addition, as a result of this reduction in force, we recorded a $(2.1) million after-tax settlement charge for one of our qualified pension plans under SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. This charge reflects recognition of the portion of deferred actuarial gains and losses associated with Nine Mile Point employees who were terminated as part of the restructuring or retired in 2006 and who elected to receive their pension benefit in the form of a lump-sum payment. In accordance with SFAS No. 88, a settlement charge must be recognized when lump-sum payments exceed annual pension plan service and interest cost.  We expect to incur approximately $7.0 million pre-tax of additional SFAS No. 88 settlement charges in Q406, substantially all of which relates to lump-sum pension payments to employees terminated under the Nine Mile Point restructuring.

Merger Costs — after-tax charge of $(2.5) million, or $(0.01) per share

In the third quarter of 2006, we recorded a $(2.5) million after-tax charge relating to costs associated with our merger with FPL Group, Inc. The merger was terminated on Oct. 24, 2006. We expect to have an approximate $5 million favorable after-tax impact in the fourth quarter of 2006 mostly resulting from the recognition of tax benefits on expenses associated with the merger that were previously not tax deductible.

# # #

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$4,672.1	$4,183.4	$12,428.7	$9,771.0
Regulated electric revenues	649.9	626.8	1,652.6	1,583.4
Regulated gas revenues	111.7	112.2	671.8	618.5
Total revenues	5,433.7	4,922.4	14,753.1	11,972.9

Expenses
Fuel and purchased energy expenses	4,096.5	3,953.2	11,416.4	9,218.0
Operating expenses	519.5	415.4	1,622.5	1,339.3
Workforce reduction costs	21.7	3.9	23.9	3.9
Merger-related costs	3.4	—	12.4	—
Depreciation, depletion, and amortization	140.7	143.3	413.8	407.4
Accretion of asset retirement obligations	17.1	15.8	50.3	46.2
Taxes other than income taxes	74.9	73.8	222.7	209.4
Total expenses	4,873.8	4,605.4	13,762.0	11,224.2
Income from Operations	559.9	317.0	991.1	748.7
Other Income	8.7	16.1	36.5	43.0
Fixed Charges
Interest expense	83.1	75.7	239.3	230.2
Interest capitalized and allowance for borrowed funds used during construction	(3.5)	(2.1)	(10.1)	(7.6)
BGE preference stock dividends	3.3	3.3	9.9	9.9
Total fixed charges	82.9	76.9	239.1	232.5
Income from Continuing Operations Before Income Taxes	485.7	256.2	788.5	559.2
Income Tax Expense	161.3	72.1	257.9	138.7
Income from Continuing Operations	324.4	184.1	530.6	420.5
Income from discontinued operations, net of income taxes of $4.1, $0.5 and $12.0, respectively	—	1.4	0.9	7.4
Net Income	$324.4	$185.5	$531.5	$427.9
Earnings Applicable to Common Stock	$324.4	$185.5	$531.5	$427.9

Average Shares of Common Stock Outstanding - Basic	179.7	178.1	179.1	177.5
Average Shares of Common Stock Outstanding - Diluted	181.6	180.5	180.9	179.6

Earnings Per Common Share from Continuing Operations - Basic	$1.81	$1.03	$2.96	$2.37
Income from discontinued operations - Basic	—	0.01	0.01	0.04
Earnings Per Common Share - Basic	$1.81	$1.04	$2.97	$2.41

Earnings Per Common Share from Continuing Operations - Diluted	$1.79	$1.02	$2.93	$2.34
Income from discontinued operations - Diluted	—	0.01	0.01	0.04
Earnings Per Common Share - Diluted	$1.79	$1.03	$2.94	$2.38

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	September 30, 2006	December 31, 2005
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$320.7	$813.0
Accounts receivable (net of allowance for uncollectibles of $53.2 and $47.4, respectively)	2,959.5	2,727.9
Fuel stocks	605.7	489.5
Materials and supplies	204.2	197.0
Mark-to-market energy assets	889.3	1,339.2
Risk management assets	231.2	1,244.3
Unamortized energy contract assets	40.9	55.6
Deferred income taxes	472.0	—
Other	531.3	555.3
Total current assets	6,254.8	7,421.8
Investments And Other Assets
Nuclear decommissioning trust funds	1,170.4	1,110.7
Investments in qualifying facilities and power projects	312.5	306.2
Regulatory assets (net)	283.4	154.3
Goodwill	157.1	147.1
Mark-to-market energy assets	814.1	1,089.3
Risk management assets	360.3	626.0
Unamortized energy contract assets	120.5	141.2
Other	340.7	410.6
Total investments and other assets	3,559.0	3,985.4
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,928.3	8,580.8
Regulated property, plant and equipment	5,673.5	5,520.5
Nuclear fuel (net of amortization)	362.8	302.0
Accumulated depreciation	(4,579.1)	(4,336.6)
Net property, plant and equipment	10,385.5	10,066.7
Total Assets	$20,199.3	$21,473.9

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$185.0	$0.7
Current portion of long-term debt	1,186.1	491.3
Accounts payable and accrued liabilities	1,719.9	1,667.9
Customer deposits and collateral	419.8	458.9
Mark-to-market energy liabilities	822.9	1,348.7
Risk management liabilities	1,120.7	483.5
Unamortized energy contract liabilities	412.7	489.5
Deferred income taxes	—	151.4
Accrued expenses and other	738.4	780.4
Total current liabilities	6,605.5	5,872.3
Deferred Credits And Other Liabilities
Deferred income taxes	1,268.7	1,180.8
Asset retirement obligations	956.2	908.0
Mark-to-market energy liabilities	467.8	912.3
Risk management liabilities	840.6	1,035.5
Unamortized energy contract liabilities	1,022.3	1,118.7
Postretirement and postemployment benefits	395.3	382.6
Net pension liability	421.8	401.4
Deferred investment tax credits	58.9	64.1
Other	104.8	101.0
Total deferred credits and other liabilities	5,536.4	6,104.4
Long-Term Debt
Long-term debt of nonregulated businesses	3,380.5	3,406.6
Long-term debt of BGE	1,069.0	1,204.3
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(5.2)	(8.0)
Current portion of long-term debt	(1,186.1)	(491.3)
Total long-term debt	3,515.9	4,369.3
Minority Interests	21.9	22.4
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,698.8	2,620.8
Retained earnings	3,137.4	2,810.2
Accumulated other comprehensive loss	(1,506.6)	(515.5)
Total common shareholders’ equity	4,329.6	4,915.5
Total Liabilities And Equity	$20,199.3	$21,473.9

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Nine Months Ended September 30,
	Nuclear	Coal	Oil	Hydro & Gas	Other	Total
Generation by Fuel Type (%)
2006	50.5	30.1	0.4	17.2	1.8	100.0
2005	51.5	30.7	1.3	14.9	1.6	100.0

Thousands of MWH
2006	22,808	13,576	181	7,776	804	45,145
2005	23,036	13,734	593	6,686	721	44,770

Utility Operating Statistics (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

ELECTRIC
Revenues (In Millions)
Residential	$365.0	$339.9	$845.4	$832.4
Commercial
Excluding Delivery Service Only	196.7	206.5	602.2	560.1
Delivery Service Only	52.1	35.4	99.7	83.4
Industrial
Excluding Delivery Service Only	10.7	14.7	39.4	40.9
Delivery Service Only	7.3	8.9	19.4	21.4
System Sales	631.8	605.4	1,606.1	1,538.2
Other	18.1	21.4	46.5	45.2
Total	$649.9	$626.8	$1,652.6	$1,583.4

Distribution Volumes (In Thousands) - MWH
Residential	3,754	4,022	9,965	10,542
Commercial
Excluding Delivery Service Only	1,403	1,920	5,287	5,983
Delivery Service Only	3,080	2,611	6,662	6,109
Industrial
Excluding Delivery Service Only	91	145	395	465
Delivery Service Only	799	867	2,262	2,370
Total	9,127	9,565	24,571	25,469

GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$48.3	$51.3	$361.0	$344.5
Delivery Service Only	2.8	3.1	15.0	16.6
Commercial
Excluding Delivery Service Only	14.4	17.2	112.8	108.8
Delivery Service Only	5.7	5.2	25.3	22.2
Industrial
Excluding Delivery Service Only	0.6	1.1	5.7	6.5
Delivery Service Only	5.1	3.2	15.0	8.7
System Sales	76.9	81.1	534.8	507.3
Off-System Sales	36.5	33.6	136.5	114.1
Other	1.2	1.2	7.1	5.5
Total	$114.6	$115.9	$678.4	$626.9

Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	2,548	2,488	22,843	27,054
Delivery Service Only	273	318	2,772	3,821
Commercial
Excluding Delivery Service Only	1,073	1,170	8,346	9,989
Delivery Service Only	5,053	5,030	18,911	22,201
Industrial
Excluding Delivery Service Only	46	80	438	632
Delivery Service Only	4,651	4,899	15,463	13,927
System Sales	13,644	13,985	68,773	77,624
Off-System Sales	5,110	3,623	15,763	14,501
Total	18,754	17,608	84,536	92,125

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	81	39	2,642	3,129
- Normal	85	87	3,061	3,054
Cooling Degree Days - Actual	622	686	845	896
- Normal	581	581	821	822

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Nine Months Ended September 30,
	2006	2005

Ratio of Earnings to Fixed Charges	3.99	3.18

Effective Tax Rate	32.3%	24.4%

Equity Investment In Nonregulated Businesses — End of Period	$2,671.7	$3,902.8

Equity Investment In Regulated Business — End of Period	$1,657.9	$1,675.5

Common Stock Data

	Three Months Ended September 30,		Nine Months Ended September 30
	2006	2005	2006	2005
Common Stock Dividends - Per Share
—Declared	$0.3775	$0.3350	$1.1325	$1.0050
—Paid	$0.3775	$0.3350	$1.0900	$0.9550

Market Value Per Share
—High	$60.79	$62.09	$60.79	$62.09
—Low	$53.70	$56.50	$50.55	$43.01
—Close	$59.20	$61.60	$59.20	$61.60

Shares Outstanding—End of Period (In Millions)	179.9	178.4	179.9	178.4

Book Value per Share—End of Period	$24.07	$31.27	$24.07	$31.27